UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 15, 2013

AmerElite Solutions, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52846	76-0766174
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3122 W, Clarendon Ave., Phoenix, Arizona	85017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 233-0540

Copies of Communications to:

John Holt Smith
225 Santa Monica Blvd., Suite 300
Santa Monica, Ca. 90401
310-384-1886

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

(a) Date of completion of the transaction.

On July 15, 2013 (“Closing Date”), AmerElite Solutions, Inc., (the “Company” or “we”) completed the acquisition of  all of the issued and outstanding shares of stock of Regal Works Media, Inc., a Nevada corporation, (the “Seller”) pursuant to the terms of  that certain Stock Purchase and Reorganization Agreement between the Company and  the Seller dated May 7, 2013, (the “Stock Purchase Agreement”) as previously disclosed in the Current Report on Form 8-K filed by the Company on May 14, 2013 (the “May 8-K”).

(b) Brief description of the transaction.

Pursuant to the Stock Purchase Agreement, between the Company and the Seller, we acquired all of the issued and outstanding shares of the Seller in exchange for an initial 80% of the issued and outstanding shares of the Company as of the Closing Date, with the Seller having the rights to acquire additional shares of the Company upon achieving certain performance objectives as set out in the Stock Purchase Agreement.  The Stock Purchase Agreement contained representations and warranties from both parties which are customary this type of transaction.

As part of the closing, certain debts of the Company were satisfied by the issuance of an aggregate amount of 70,000,000 shares of the Company’s common stock.   All such shares were “restricted securities” as such term is defined by the Securities Act of 1933, as amended.

As part of the closing, the Company is in the process of effecting with FINRA (i) a 25-1 reverse stock split and (ii) a change the name of the Company to “Regal Works Media, Inc.”  The Company expects the process to take two to three weeks.

The above description of the transaction qualified in their entirety by reference to the terms of the Stock Purchase Agreement attached as Exhibit 10.1 to the May 8-K.

(c) Identity of the persons from whom the assets were acquired.

The Seller is a Nevada corporation.

(d) The nature and amount of consideration given for the shares of Seller

In consideration of the shares of stock of the Seller, we paid to the Seller’s shareholders an aggregate purchase price (the “Purchase Price”) consisting of 11,200,000 “restricted” shares of our common stock, $.001 par value (“Common Stock”) to be issued to the Seller one day after the Closing Date. After the closing of the transaction, the Company had a total of 14,000,000 shares of common stock issued and outstanding.

The description of the Purchase Price is qualified in its entirety by reference to the terms of the Stock Purchase Agreement attached hereto as Exhibit 10.1.

(e) Material relationship that exists between the Registrant or any of its affiliates and the source of the funds used in the acquisition and the identity of the source of the funds.

Not applicable.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

See “Item 2.01 - Completion of Acquisition or Disposition of Assets” above.

The Company issued and sold the Common Stock described as the Purchase Price in reliance upon the exemption afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”), and/or Regulation D thereunder. Certificates representing such securities contain restrictive legends preventing sale, transfer or other disposition, unless registered under the Securities Act or pursuant to an exemption under the Securities Act. The Seller received, or had access to, material information concerning the Company, including but not limited to, the Company’s reports on Form 10-K, Form 10-Q and Form 8-K, as filed with the Securities and Exchange Commission.

Additionally, the Company issued Convertible Notes in payment of certain debts of the Company, the aggregate amount of the Notes being $115,000 and being due and payable on or before December 31, 2013.

Section 5 – Corporate Governance and Management

Item 5.01 Change in Control of Registrant

All information set forth in Item 5.01 of the May 8-K is hereby incorporated by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

All information set forth in Item 5.02 of the May 8-K is hereby incorporated by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

2.1	Stock Purchase and Reorganization Agreement dated as of May 7, 2013 by and between Amerelite Solutions, Inc. and Regalworks Media, Inc. (incorporated herein by reference to the Current Report on Form 8-K filed on May 14, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AmerElite Solutions, Inc.

Date: July 19, 2013	By:/s/ Dane West
Dane West Principal Executive Officer